Exhibit 99.2



Additional Shareholder Information

An Extraordinary General Meeting or EGM will commence on July 30, 2004 at 10:00 a.m. Central European Summer Time. If the agenda is not dealt with in full on this date, the EGM will continue on July 31, 2004 at 10:00 a.m. at the same location. The proxy materials consist of an Invitation, which includes the agenda Items, a Proxy Card, an Admission Ticket order form and this Information Card. The domination and profit and loss transfer agreement executed by Celanese AG and BCP; the annual financial statements and the management reports as well as the consolidated annual financial statements and the management reports for the Group for the fiscal years 2001, 2002 and 2003 of Celanese AG; the opening balance sheets as of December 11, 2003 and October 22, 2003 respectively, the annual financial statements of BCP and BCP Management GmbH for the short fiscal year ending December 28, 2003 and interim financial statements of BCP and BCP Management GmbH as of May 31, 2004; the joint report by the Management Board of Celanese AG and the Management of BCP Management GmbH as sole general partner of BCP, given pursuant to Section 293a AktG; the expert opinion of Ernst & Young AG, Wirtschaftsprufungsgesellschaft, Frankfurt am Main, regarding the enterprise value of Celanese AG, the report prepared by the court-appointed contract auditor PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprufungsgesellschaft, Frankfurt am Main, given pursuant to Section 293e AktG, and the Letter of Support issued by BCP Luxembourg S.C.A., will be sent immediately and free of charge to any shareholder upon request.

Your Celanese proxy card consists of two parts. The top portion of your proxy card contains the agenda items described in more detail in the Invitation. You can vote for each agenda item by checking the boxes underneath or adjacent to each agenda item, then detach the top portion and return it in the envelope provided.

The bottom portion of your proxy card relates to possible countermotions. Please complete this bottom portion only if countermotions have been published on Celanese's website www.celanese.com/hv by marked with a capital letter. At this time, you can detach the bottom portion indicating your instructions on the countermotions and mail it in the envelope provided.

Alternatively, you may vote on the agenda items and any countermotions via the Internet at www.celanese.com/hv.

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                          Vote by Internet, Fax or Mail
                          24 Hours a Day, 7 Days a Week


 Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

      Internet                       Fax                     Mail
www.celanese.com/hv

Use the Internet to        Mark, sign and date your     Mark, sign and date your
vote your proxy.  Have  OR proxy card and fax it to  OR proxy card and return it
your proxy card in hand      (201) 296-4142             in the enclosed postage
when you access the web    We must receive your         paid envelope.
site.  We must receive     proxy no later than          We must receive your
your proxy no later than   July 27, 2004.               proxy no later than
July 27, 2004.                                          July 27, 2004.


                       If you vote your proxy by Internet
                  you do NOT need to mail back your proxy card.


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               You can now access your Celanese AG account online.




Access your Celanese AG shareholder/stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for Celanese AG, now makes it easy and convenient to get current information on your shareholder account.

o  View account status                  o  View payment history for dividends
o  View certificate history             o  Make address changes
o  View book-entry information          o  Obtain a duplicate 1099 tax form
                                        o  Establish/change your PIN

               Visit us on the web at http://www.melloninvestor.com



          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time

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

Any marks on this card other than in the boxes or on the signature      Mark Here       [  ]
line below or other than a name or address change marked on the         for Address
printed mailing information will invalidate all voting instructions     Change or
and result in a total abstention.                                       Comments


IT IS UNDERSTOOD THAT IF YOU SUBMIT THE BALLOT WITHOUT OTHERWISE MARKING IT, THE SHARES WILL BE VOTED AS "ABSTAIN".


                                                                        FOR     AGAINST    ABSTAIN
Please mark an "X"      [  ]            2. Change of fiscal year;       [ ]       [ ]        [ ]
in this box only if                        amendment to articles
you are in favor of ALL                    of association
the items on the Agenda.


                 FOR  AGAINST  ABSTAIN                                  FOR     AGAINST    ABSTAIN
1. Approval of a [ ]    [ ]      [ ]    3. Election of the Auditors     [ ]       [ ]        [ ]
Domination and                             for short fiscal year
Profit and Loss                            January 30,2004 -
Transfer Agreement                         September 30, 2004
with BCP Crystal
Acquisition GmbH &
Co. KG



Signature_______________________Signature_______________________Date____________
                Must be ink                     Must be ink


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                                                                COUNTER-MOTIONS

All counter-motions that the Company must publish, if any, can be accessed at Celanese's website http://www.celanese.com/hv. You can vote for those counter-motions that are NOT identified by a capital letter on the website by voting "NO" to the relevant agenda item (see above). If you wish to vote for a counter-motion that is identified by a capital letter, please indicate your vote opposite the relevant counter-motion below. Usually, counter-motions indicated by a capital letter will only be voted if management's proposal for the respective agenda item does not receive the required majority.


                                        FOR        AGAINST       ABSTAIN
        Counter-motion A                [ ]           [ ]           [ ]
                                        FOR        AGAINST       ABSTAIN
        Counter-motion B                [ ]           [ ]           [ ]
                                        FOR        AGAINST       ABSTAIN
        Counter-motion C                [ ]           [ ]           [ ]
                                        FOR        AGAINST       ABSTAIN
        Counter-motion D                [ ]           [ ]           [ ]
                                        FOR        AGAINST       ABSTAIN
        Counter-motion E                [ ]           [ ]           [ ]


Signature_______________________Signature_______________________Date____________
                Must be ink                     Must be ink


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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PROXY


             WE MUST RECEIVE YOUR PROXY NO LATER THAN JULY 27, 2004

                                   CELANESE AG

         The undersigned hereby appoints Dr. Tino Preissler and Bernd-Gero Thiede, and each of them individually, as the proxies comprising the Proxy Committee, with full power of substitution, to represent and vote as instructed, all the shares of stock of Celanese AG standing in the name of the undersigned with all powers which the undersigned would possess if present at the Extraordinary General Meeting of Stockholders of the Company commencing on Friday, July 30, 2004 at 10:00 a.m. or any adjournment thereof.


  (CONTINUED, AND TO BE MARKED, DATED AND SIGNED IN INK BY THE SHAREHOLDER(S),
                               ON THE OTHER SIDE)


    Address Change/Comments (Mark the corresponding box on the reverse side)



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                      FOR SHAREHOLDERS NOT VOTING BY PROXY


Admission ticket order

Please complete, sign and return this order form to Mellon Investor Services only if you are planning to attend and vote at the Extraordinary General Meeting. Please use this business reply card to order your admission ticket. In order for us to be able to send you an admission ticket in good time, we need your order form by July 23, 2004.

In no event will an order form received after July 27, 2004 be accepted.

________________________________________________________________________________
Last name, first name(s)

________________________________________________________________________________
Address

Signature Shareholder(s):_______________________________________________________
                         Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.


               Should you have any questions, feel free to contact
                   Mellon Investor Services at 1-888-867-5964